FIRST PULASKI NATIONAL CORPORATION
                         PULASKI, TENNESSEE

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE HOLDERS OF COMMON STOCK:

     Notice is hereby given that pursuant to call of its Directors, the regular annual meeting of the shareholders of First Pulaski National Corporation of Pulaski, Tennessee, will be held in the Cox and Curry Center of the First National Bank at 206 South First Street, Pulaski, Tennessee on Thursday, April 17, 1997, at 1:00 P.M. CDT for the purpose of considering and voting on the following matters:

     (1) The election as Directors of the twenty-five (25) persons named in the accompanying Proxy Statement dated March 27, 1997.

     (2) Approval of the First Pulaski National Corporation 1997
         Stock Option Plan.

     (3) Ratification of the selection of the Certified Public
         Accounting Firm of Putman and Hancock, Certified Public
         Accountants, for professional services for the current year, and

     (4) Any other business that properly may be brought before the meeting or any adjournment or adjournments thereof.

     Only those shareholders of record at the close of business on March 15, 1997, shall be entitled to Notice of Meeting and to vote at the annual meeting or any adjournment thereof.

By order of the Board of Directors



/s/ Parmenas Cox           /s/ William R. Horne
Senior Chairman of         President
the Board



/s/ Robert M. Curry
Chairman of the Board
and Chief Executive Officer

                 FIRST PULASKI NATIONAL CORPORATION
                          PROXY STATEMENT


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the First Pulaski National Corporation (the "Corporation") to be voted at the annual meeting of the shareholders of the Corporation or any adjournment or adjournments thereof, to be held on April 17, 1997, at the time and place and for the purposes set forth in the accompanying notice. A proxy may be revoked by the shareholder at any time prior to its use by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. This proxy statement and the accompanying form of proxy have been mailed on or about March 27, 1997, to holders of the Corporation's common stock as of March 15, 1997.

     The Corporation's principal executive office is located in the First National Bank Building at 206 South First Street, Pulaski,
Tennessee,  38478.

     Proxies may be solicited by mail. All costs will be borne by the Corporation. The Corporation does not anticipate paying any compensation to any party other than its regular employees (and then only regular salaries plus expenses) for the solicitation of proxies.

     The shares represented by such proxies will be voted in accordance with the choices specified therein. If no choice has been specified, the shares will be voted for the election of the nominees named herein as directors; to adopt the First Pulaski National Corporation 1997 Stock Option Plan; and for the ratification of the selection of Putman and Hancock, Certified Public Accountants of Fayetteville, Tennessee, as the Corporation's independent auditors for the current year. The Board of Directors of the Corporation does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy (who are directors of the Corporation) intend to vote or act with respect to any other proposal which may be properly presented for action, according to their best judgment unless the proxy provides otherwise for the withholding of discretionary authority.

     As of March 15, 1997, the Corporation had outstanding 1,532,290 shares of its $1 par value common stock, held by 1,196 shareholders of record. Holders of the common stock are entitled to one vote for each share of common stock held on all matters to come before the meeting. Only shareholders of record at the close of business on March 15, 1997 are entitled to vote at the meeting or any adjournment thereof.

     The affirmative vote of a plurality of the votes cast is required for the election of the nominees as directors. The affirmative vote of a majority of the shares represented at the meeting is required for (i) the adoption of the First Pulaski National Corporation 1997 Stock

Option Plan; and (ii) ratification of the selection of the independent auditors.

     "Abstentions" and "Non Votes" are counted as "present" in determining whether a quorum is present. A non vote occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


                    SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning (i) persons who are the beneficial owners of more than 5% of the Corporation's common stock (its only class of voting securities), (ii) the named executive officers, and (iii) the beneficial ownership of the Corporation's common stock by all directors and Executive Officers of the Corporation as a group (26 persons). Information concerning beneficial ownership of the Corporation's directors and nominees and executive officers of the Corporation is set forth in the table under the section of this Proxy Statement entitled "Election of Directors" (the "Directors' Table"). The information shown below and in the Directors' Table is as of March 15, 1997, and is based on the Corporation's stock records or the ownership data filed with the Secu-rities and Exchange Commission.

-------------------------------------------------------------------------------------------
TITLE OF                NAME OF                  AMOUNT AND NATURE               PERCENT
CLASS                   BENEFICIAL               OF BENEFICIAL                   OF CLASS
                        OWNER                    OWNERSHIP
-------------------------------------------------------------------------------------------
Common stock      First National Bank                        93,558 (1)           6.11
                  of Pulaski, Tennessee
                  Profit Sharing Plan

Common stock      Robert M. Curry,                           40,410               2.64
                  Chairman of the Board
                  and CEO

Common stock      William R. Horne                           30,830               2.01
                  President

Common stock      All Directors and
                  Executive Officers
                  (26 persons)                              421,115              27.48

(1) The First National Bank of Pulaski, Tennessee Profit Sharing Plan owns 93,558 shares of common stock. First Farmers and Merchants
National Bank of Columbia, Tennessee acts as the Trustee for the Profit
Sharing Plan and in such capacity has the authority to vote these shares of common stock.

                            PROPOSAL NO. 1
                        ELECTION OF DIRECTORS

     The By-Laws of the Corporation currently state that the Board of Directors shall consist of not less than five (5) nor more than thirty-five (35) members.

     The persons herein named will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the proxy to vote the shares covered thereby for the nominees designated by the Board of Directors as listed below.

     The following table sets forth certain information concerning each person nominated for election as a director. Management of the Corporation believes that each of the individuals named below intends to vote their shares of common stock in favor of election of the nominees for director; adoption of the First Pulaski National Corporation 1997 Stock Option Plan; and ratification of the selection of Putman and Hancock, Certified Public Accountants as the Corporation's auditors. Except as otherwise indicated, management of the Corporation believes that each such person holds sole voting and investment power with respect to the number of shares of common stock indicated.

NOMINEES      AGE      SERVED      SHARES OF      % OF       PRINCIPAL
                       AS          COMMON STOCK   CLASS      OCCUPATION
                       DIRECTOR    BENEFICIALLY   OWNED      OR  EMPLOYMENT
                       SINCE       OWNED AS                  FOR LAST FIVE
                                   OF 3/15/97                (5) YEARS
-------------------------------------------------------------------------------
David E.     43        4/22/93      3,950    (1)   0.26       President,
Bagley                                                        Bagley & Bagley
                                                              Ins., Inc.

Johnny       61       10/19/81     20,130    (2)*  1.31       Owner, Davis
Bevill                                                        & Eslick Market

James K.     54        4/07/83      8,480    (3)*  0.55       Owner, Lairdland
Blackburn,IV                                                  Farm and Real
                                                              Estate Broker

Wade Boggs   33        4/20/95        910    (4)   0.06       Owner, Wash Master
                                                              Car Wash and Boggs'
                                                              Properties

James H.     50        4/05/84      4,661    (5)   0.30       Real Estate
Butler                                                        Agent, Butler
                                                              Realty

Thomas L.    65       10/19/81     23,065    (6)*  1.51       President,
Cardin                                                        Cardin
                                                              Distributing Co.

Joyce F.     65        4/01/82      6,000    (7)   0.39       Retired
Chaffin                                                       Vice-President,
                                                              First National Bank

Parmenas     85       10/19/81     16,295       *  1.06       Senior Chairman
Cox                                                           of the Board,
                                                              First National Bank

Robert M.    47       10/19/81     40,410    (8)*  2.64       Chairman of the
Curry                                                         Board & CEO,
                                                              First National Bank

Gregory G.   47        4/22/93      4,580    (9)   0.30       Dentist
Dugger

Joe          73       10/19/81      9,640   (10)   0.63       Farmer, Dunavant &
Dunavant                                                      Dunavant

Charles D.   42        4/22/93     14,850   (11)   0.97       Physician
Haney

W. Gary      46        4/02/87     23,275   (12)*  1.52       Vice-President,
Harrison                                                      First National Bank

R.M.         93       10/19/81     15,180   (13)   0.99       Vice-President,
Harwell                                                       Harwell Enterprises,
                                                              Inc.

Morris Ed    66        4/07/83     12,840   (14)*  0.84       President,
Harwell                                                       Harwell  Enterprises,
                                                              Inc.

James Rand   60        4/07/83     10,850   (15)   0.71       Owner,
Hayes                                                         Hayes Properties

William R.   49       10/19/81     30,830   (16)*  2.01       President,
Horne                                                         First National Bank

Glen Lamar   50       10/19/81     28,420   (17)*  1.85       Senior Vice-President
                                                              & Cashier,
                                                              First National Bank

D. Clayton   72       10/19/81     51,500   (18)   3.36       Retired, Attorney
Lee                                                           at Law

Kenneth R.   67       10/19/81     11,840   (19)   0.77       Retired, Superintendent
Lowry                                                         of Genesco
                                                              Pulaski, TN

Beatrice              10/19/81     16,705   (20)   1.09       Real Estate
McElroy                                                       Investments

William A.   64        4/04/91        500   (21)   0.03       Owner, McNairy's
McNairy                                                       Flowerama & Gifts
                                                              Farmer

W. Harwell   62       10/19/81     37,684   (22)*  2.46       Physician
Murrey

Stephen F.   51       10/19/81     23,680   (23)*  1.55       Attorney, Partner
Speer                                                         in Law Firm of Henry,
                                                              Henry, Stack, Garner
                                                              & Speer, P.C. and County
                                                              Attorney for Giles County

Bill Yancey  52        4/04/91      3,750   (24)*  0.24       Farmer

 (1) Includes 500 shares held by Ameritrade, Inc. for benefit of David Bagley and wife, 200 shares held by Ameritrade, Inc. for benefit of David Bagley as trustee for two children, 500 shares held by Prudential Bank and Trust as trustee for David Bagley, and 2,750 shares held by Prudential Securities, Inc.
     for benefit of David Bagley.

 (2) Includes 10,065 shares held by wife.

 (3) Includes 1,730 shares held by wife.

 (4) Includes 490 shares held with wife and 420 shares held with father.

 (5) Includes 4,211 shares held jointly with wife and 450 shares held jointly with three children.

 (6) Includes 10,865 shares held by Ameritrade, Inc. for benefit of Thomas L. Cardin
     IRA, 2,500 shares held by James Clarence Cardin Testamentary Trust, and 2,345 shares held by wife.

 (7) Includes 2,625 shares held by husband.

 (8) Includes 7,780 shares held jointly with wife, 6,180 shares held jointly with two brothers as equal partners, and 630 shares held jointly with wife as Trustee for four children.

 (9) Includes 100 shares held jointly with wife as Trustee for child and 1,665 shares held by Ameritrade, Inc. for benefit of Gregory G. Dugger IRA.

(10) Includes 1,070 shares held jointly with wife.

(11) Includes 4,240 shares held jointly with wife, 300 shares held jointly with wife as Trustee for three children, and 10,310 shares held in trust for employees of
     Physicians and Surgeons, Inc.

(12) Includes 90 shares held by wife as Trustee for child, and 22,935 shares held jointly with wife.

(13) Includes 650 shares held by wife and does not include shares held by his son, Morris Ed Harwell.

(14) Includes 100 shares held by wife and does not include shares held by his father, R. M. Harwell.

(15) Includes 10,100 shares held jointly with wife.

(16) Includes 5,260 shares held jointly with wife.

(17) Includes 23,190 shares held jointly with wife and 940 shares held as custodian for two children.

(18) Includes 28,090 shares held by wife.

(19) Includes 3,700 shares held jointly with wife.

(20) Includes 540 shares held by husband, 1,051 shares held jointly with husband, 11,414 shares held jointly with two children and 2,640 shares held as Trustee for two children.

(21) Held jointly with wife.

(22) Includes 10,310 shares held in trust for employees of Physicians & Surgeons, Inc., and 17,475 shares held by wife.

(23) Includes 360 shares held by Henry, Henry, Stack, Garner & Speer, P.C.
     Retirement Plan.

(24) Held jointly with wife.

 * Serves on the Board of Directors of First National Bank of Pulaski, Tennessee.

    The By-Laws of the Corporation restrict nomination of persons to serve as directors as follows:

    Any stockholder who intends to nominate or cause to be nominated any candidate for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, shall make such intention known by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation within the time periods set forth in Rule 14a-8(a)(3) enacted pursuant to the Securities Exchange Act of 1934, as amended. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business and residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. Any nominations for directors not in accordance with this requirement may be disregarded by the Chairman of the meeting, and upon instruction by the Chairman, votes cast for each such nominee shall be disregarded.

     Unless directed otherwise by the shareholders, the enclosed proxy will be voted for the election of the nominees for Directors listed. Management of the Corporation has no reason to believe at this time that the persons so nominated will be unable or will decline to serve if elected. As set forth in the By-Laws of the Corporation, the President is authorized to vote shares held by the Corporation in other corporations and in said capacity the President of the Corporation will elect the Board of Directors of First National Bank, the Corporation's wholly owned subsidiary.

                DESCRIPTION OF THE BOARD & COMMITTEES

     The Corporation does not have a standing audit, nominating or compensation committee. Because the Corporation is a one-bank holding company, decisions regarding audit, nomination of executive officers and the compensation of executive officers are made by the Audit or Compensation and Nominations Committees of the Board of Directors of First National Bank of Pulaski, as appropriate, subject to the approval of the Board of Directors of the Bank and of the Board of Directors of the Corporation as a whole. The Board of Directors of the Corporation holds regular meetings every quarter and special meetings as called. During the fiscal year ended December 31, 1996 the Board of Directors held four (4) regular meetings as well as an organizational meeting held after the annual shareholders meeting. The Board of Directors has three (3) standing committees, (1) one which administers the First Pulaski National Corporation 1987 Stock Option Plan, (2) one which administers First Pulaski National Corporation 1994 Employee Stock Purchase Plan, and (3) a committee to administer the First Pulaski National Corporation 1994 Stock Option Plan for outside directors. Kenneth R. Lowry and Stephen F. Speer each missed two of the five meetings held by the Board of Directors during 1996. No other incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors. All of the Directors who serve on the Board of Directors of the Corporation's subsidiary, First National Bank of Pulaski, also serve on the Corporation's Board of Directors.


                            EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Corporation during the fiscal years 1996, 1995 and 1994 for (i) the Chief Executive Officer of the Corporation and (ii) the President of the Corporation (collectively, the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION
NAME AND               FISCAL     -------------------      ALL OTHER
PRINCIPAL POSITION     YEAR       SALARY        BONUS     COMPENSATION(1)
---------------------------------------------------------------------------
Robert M. Curry        1996     $105,786     $  6,904        $ 18,307
 Chief Executive       1995     $102,708     $      0        $ 16,749
 Officer of the        1994     $102,708     $  3,989        $ 17,186
 Corporation

William R. Horne       1996     $105,786     $  6,927        $ 18,278
 President of the      1995     $102,708     $      0        $ 16,755
 Corporation           1994     $102,708     $  3,996        $ 17,338


__________________________
1 Represents (i) Corporation contributions to a defined contribution plan in the amount of $16,597, $15,110 and $15,682 for Mr. Curry in fiscal 1996, 1995 and 1994, respectively, and $16,683, $15,181 and $15,753 for Mr. Horne in fiscal 1996, 1995 and
1994, respectively; (ii) premiums paid by the Corporation with respect to life insurance policies on the life of the Named Executive Officers payable to beneficiaries designated by the Named Executive Officers of $1,431, $1,410 and $1,406
in fiscal 1996, 1995 and 1994, respectively, for Mr. Curry and $1,595, $1,574 and
$1,570 in fiscal 1996, 1995 and 1994, respectively, for Mr. Horne; and (iii) interest paid by the Bank (for which the Named Executive Officers serve as Executive Officers)
on loans to the Named Executive Officers arranged by the Bank, the proceeds of which were used to purchase Common Stock of the Corporation, in the amount of $279, $229 and $98 in fiscal 1996, 1995 and 1994, respectively for Mr. Curry and $0, $0 and $15 in fiscal 1996, 1995 and 1994, respectively for Mr. Horne.

                     BOARD COMPENSATION COMMITTEE

     The Corporation does not have a compensation committee. Because the President and the Chairman and Chief Executive Officer of the Corporation are also employees of the subsidiary, First National Bank of Pulaski, matters of executive compensation, including bonuses, are determined by the Compensation and Nominations Committee of the Board of Directors of the Bank, subject to the approval of the Board of Directors of the Bank and of the Board of Directors of the Corporation. The Compensation and Nominations Committee of the Bank routinely reviews compensation surveys conducted by Sheshunoff Information Services and by other providers of peer group data. Decisions regarding the compensation of the Bank's executive officers are made in view of these sources of information, with the intention to compensate the Corporation's executives, including the Chief Executive Officer, in an amount that is comparable to other financial institutions of similar size that are located in similar markets. In making compensation decisions, the Committee will also consider the financial performance of the Corporation.


The Board of Directors of First Pulaski National Corporation



                  COMPENSATION COMMITTEE INTERLOCKS
                      AND INSIDER PARTICIPATION

     During fiscal 1996, the Nominations and Compensation Committee of the Bank was comprised of Messrs. Bevill, Cardin and Murrey. None of these persons has at any time been an officer or employee of the Corporation or its subsidiary. In addition, there are no relationships among the Corporation's executive officers, members of the Nominations and Compensation Committee of the Bank or entities whose executives serve on the Board of Directors or the Nominations and Compensation Committee of the Bank that require disclosure under applicable SEC regulations.

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     Set forth below is a graph comparing the annual change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of the S & P Composite-500 Stock Index and The Carson Medlin Company's Independent Bank Index for the period of five years beginning December 31, 1991 and ending December 31, 1996.



     A line graph displaying the contents of the table below will be included in the proxy statement which is mailed to our stockholders.

     The cumulative total return reflected in the graph assumes that the value of the investment in the Corporation's common stock and each index was $100 on December 31, 1991 and that all dividends were reinvested. The actual cumulative total return values are shown below.

        VALUE OF $100 INVESTED ON DECEMBER 31, 1991 AT:

                                     1991   1992   1993   1994   1995   1996
                                    ------ ------ ------ ------ ------ ------
First Pulaski National Corporation    100    139    186    195    221    252
Independent Bank Index                100    130    163    197    268    313
S & P 500 Index                       100    108    118    120    165    203

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
             ----------------------------------------------
     Some of the Corporation's officers and directors are at present, as in the past, customers of the Bank, and some of the Corporation's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank. As such customers, they had transactions in the ordinary course of business in 1996 with the Bank, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present any other unfavorable features.

     Director Stephen F. Speer and other members of the law firm of Henry, Henry, Stack, Garner & Speer, P.C. rendered legal services to the Corporation and its subsidiaries during the year 1996 and received aggregate compensation of less than $27,000.00.


                         DIRECTOR COMPENSATION

     The directors of the Corporation are compensated at the rate of $300.00, for each Directors meeting attended. Those directors of the Corporation who serve on the Board of Directors of the First National Bank of Pulaski, Tennessee also serve on the Executive and Loan Committee for the Bank and are compensated at the rate of $300.00 per directors meeting and Executive and Loan Committee meeting. Additionally, directors who serve on the Audit Committee of First National Bank of Pulaski receive $100.00 per meeting. All other directors who serve on other committees for the Bank receive $50.00 per meeting. Inside directors (Bank employees) only receive director fees for regular Board of Director meetings and Executive and Loan Committee meetings.

                            PROPOSAL NO. 2
           TO APPROVE THE FIRST PULASKI NATIONAL CORPORATION
                        1997 STOCK OPTION PLAN


     The 1997 Stock Option Plan (the "1997 Plan") is being submitted for approval by the stockholders of First Pulaski National Corporation (the "Corporation") to replace the 1987 Stock Option Plan (the "1987 Plan"), which was adopted by the Board of Directors of the Corporation on March 3, 1987, subject to shareholder approval, which was obtained on April 2, 1987. The 1987 Plan terminated on March 3, 1997. Like the 1987 Plan, the 1997 Plan is designed to attract, retain and reward key employees of the Corporation and its subsidiaries and affiliates and will be administered by a committee of the Board of Directors (the "Committee") which will be authorized to select the employees entitled to participate in the 1997 Plan, as well as the actual terms of the options granted. The number of employees that may participate in the 1997 Plan is not determinable at this time. A summary of the 1997 Plan follows, but this summary is qualified in its entirety by reference to the full text of the 1997 Plan, which is attached as Exhibit 1 to this Proxy Statement. Terms used but not defined herein have the meanings given to them in the 1997 Plan.

     Options: The 1997 Plan authorizes the granting of options to purchase up to 100,000 shares of common stock of the Corporation, par value $1.00 per share (the "Common Stock"). The number of shares of Common Stock authorized under the 1997 Plan will be subject to adjustment upon the occurrence of certain events (including merger, reorganization, stock dividend and the like) to prevent dilution or enlargement of option rights. The types of options that may be granted under the 1997 Plan include Incentive Stock Options (as defined in
Section 422 of the Internal Revenue Code of 1986, as amended) and Non-Qualified Stock Options (those options that are not entitled to the advantages under federal income tax laws that are afforded to Incentive Stock Options).

     Option Price: The option price will be determined by the Committee at the time of grant, but will be at least 100% (or, for employees owning, at the time the option is granted, stock possessing over 10% of the total voting power of all classes of stock of the Corporation or any subsidiary, at least 110%) of the fair market value of the Common Stock at grant, in the case of Incentive Stock Options, and at least 50% of the fair market value of the Common Stock at grant, in the case of Non-Qualified Stock Options. There is no active trading market in the Common Stock of the Corporation; however, the Board of Directors believes that on September 30, 1996, the fair market value was $30.00 per share. In certain cases, the option price may be paid in the form of unrestricted shares of Common Stock already owned by the optionee (valued at the fair market value of the Common Stock on the date the option is exercised, as determined by the Committee). To the extent, however, that the option price is paid with shares of Common Stock, the Committee may award a new stock option to the employee to replace the Common Stock that was surrendered.

     Duration and Exercisability: The term of each option will be fixed by the Committee, but no Incentive Stock Option will be exercisable for more than ten years (or, with respect to options granted to employees owning, at the time the option is granted, stock possessing over 10% of the total voting power of all classes of stock of the Corporation or any subsidiary, more than five years) after the date of grant. Generally, no option will be exercisable before the first anniversary of the date of grant.

     Change in Control Provision: In the event of a Change in Control or Potential Change in Control of the Corporation, any option awarded under the 1997 Plan but not previously exercisable and vested will become fully exercisable and vested, and all outstanding options will be cashed out. The cash-out price for Non-Qualified Stock Options will generally be based on the highest price per share paid in any Nasdaq-reported trade or any bona fide transaction related to the Change in Control or Potential Change in Control during the 60 days prior to the Change in Control or Potential Change in Control, in each case as determined by the Committee. The cash-out price of Incentive Stock Options will be based on transactions reported for the date on which the optionee exercises such option.

     A "Change in Control" generally will arise (i) when a person or entity becomes the beneficial owner of securities possessing 35% or more of the voting power of the Corporation's outstanding securities,
(ii) when, as the result of a cash tender or exchange offer, less than a majority of the voting power of the Corporation's outstanding securities is held by persons who held such securities immediately prior to the cash tender of exchange offer, or (iii) during any period of two consecutive years, directors who at the beginning of such period constituted the Board no longer constitute at least a majority thereof, unless the new directors were approved by at least two-thirds of the directors of the Company then in office. A "Potential Change in Control" generally means (i) the approval by shareholders of any agreement, the consummation of which would result in a Change in Control or (ii) the acquisition of beneficial ownership of securities of the Company representing 5% or more of the voting power of the Corporation's outstanding securities and the adoption of a resolution by the Committee to the effect that a Potential Change in Control has occurred.

     Federal Income Tax Consequences: Under the 1997 Plan, the Corporation may grant both Incentive Stock Options intended to qualify as such under Section 422 of the Code and Non-Qualified Stock Options. No income is recognized by the optionee at the time of grant of an option under the 1997 Plan. In addition, there are no federal income tax consequences to the Company upon the grant of an option to an optionee.

     Incentive Stock Options. An optionee who exercises an Incentive Stock Option is not taxed at the time he exercises such option. Instead, when an optionee sells Common Stock purchased pursuant to an Incentive Stock Option, he is taxed on the difference between the exercise price and the amount for which he sells the Common Stock. The character of the income recognized by the optionee (e.g., capital gain or ordinary income) depends upon the amount of time the Incentive Stock Option is held prior to the sale. If the Common Stock is not sold prior to the later of two years from the date the option is granted or one year from the date it is exercised, the entire gain is taxed as a capital gain (the Corporation may not take a corresponding compensation expense deduction). If the Common Stock is sold prior to such time, the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date of exercise or (b) the amount for which it is sold, is taxed as ordinary income (and the Corporation is entitled to a corresponding deduction). If the Common Stock is sold for an amount in excess of its fair market value on the date of exercise, the excess is taxed as capital gain.

     Non-Qualified Stock Options. Upon the exercise of a Non-Qualified Stock Option, the amount by which the fair market value of the Common Stock on the exercise date exceeds the exercise price will generally be taxable to the optionee as ordinary income, and that amount will be included in the optionee's Form W-2 and, accordingly, will be reported to the Internal Revenue Service and any appropriate state tax authorities as additional income earned by the optionee. (The Corporation will generally be entitled to a compensation expense deduction upon the exercise of such an option in an amount equal to the compensation received by the optionee as ordinary income; the deduction is allowed to the Corporation in the same taxable year in which the income is included by the optionee.)

     The sale of shares acquired upon the exercise of a Non-Qualified Stock Option may result in capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale and the optionee's tax basis in the shares. If payment of the option exercise price is made by cash or check, the tax basis of the shares of Common Stock will be equal to the fair market value on the date of exercise, but not less than the option exercise price. The holding period for determining long or short term capital gain for the Common Stock will begin on the day after the shares are acquired pursuant to the exercise of the option.

     Cash Bonus. In the case of a Non-Qualified Stock Option or certain Incentive Stock Options, the Committee may award the optionee the right to receive a cash bonus calculated to pay federal and state income tax incurred by the optionee upon exercise thereof.


                            PROPOSAL NO. 3
                 RATIFICATION OF SELECTION OF AUDITORS

     The Corporation has appointed, subject to the ratification of the shareholders, the firm of Putman and Hancock, Certified Public Accountants, of Fayetteville, Tennessee, as the independent audit firm of the Corporation for the year ending December 31, 1997. James M. Putman and his associates, have been the Corporation's auditors since

1981 and the Board of Directors considers the firm of Putman and Hancock to be well qualified. A representative of Putman and Hancock is expected to attend the shareholder's meeting and to have the opportunity to make a statement and/or respond to appropriate questions from shareholders.

     Putman and Hancock in 1996 provided the following audit services: examination of financial statements of the Corporation, its subsidiaries and related entities, including those in the Annual Report to Shareholders and in reports filed with the Securities and Exchange Commission and others and limited reviews of the Corporation's interim financial statements.

     The management of the Corporation recommends a vote FOR ratification of the selection of Putman and Hancock, Certified Public Accountants, as the Corporation's independent audit firm. Proxies solicited by management will be so voted unless shareholders specify a contrary choice in their proxies.


                       SHAREHOLDERS' PROPOSALS

     In order for any proposals by shareholders to be included in the 1997 proxy materials and to be considered at the 1998 annual meeting, all such proposals intended for presentation at the 1998 annual meeting must be mailed to Glen Lamar, Corporate Secretary, First Pulaski
National Corporation, 206 South First Street, Pulaski, Tennessee
38478, and must be received no later than November 29, 1997.


                     ANNUAL REPORT AND FORM 10-K

     The annual report of the Corporation to its shareholders for the calendar year 1996 is being delivered with this proxy statement.

     Copies of the Corporation's Annual Report to the Securities and Exchange Commission (Form 10-K) will be mailed to Shareholders without charge, upon written request made to: Glen Lamar, First Pulaski
National Corporation, 206 South First Street, Pulaski, Tennessee,
38478.

      By the order of the Board of Directors

      This the 27th day of March, 1997.

[S] Parmenas Cox                            [S] Robert M. Curry
----------------------------                ---------------------------
Parmenas Cox                                Robert M. Curry
Senior Chairman of the Board                Chairman of the Board & CEO

[S] William R. Horne
----------------------------
William R. Horne
President

FIRST PULASKI NATIONAL CORPORATION
 PULASKI, TENNESSEE

 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 17, 1997
 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

 PLEASE SIGN AND RETURN

Know all men by these presents that I, the undersigned shareholder of the First Pulaski National Corporation, do hereby nominate, constitute and appoint Stephen F. Speer and D. Clayton Lee, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on March 15, 1997, at the annual meeting of its shareholders to be held at the First National Bank Building, 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 17, 1997, at 1:00 P.M., CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present as follows:

(1) Election as Directors of the twenty-five (25) persons listed below:

FOR   [  ]                             AGAINST  [  ]
all nominees listed except as marked        all nominees listed below
to the contrary below.  No mark
through will be indicated as a
vote for the named individual.

David E. Bagley                 Gregory G. Dugger        D. Clayton Lee
Johnny Bevill                   Joe Dunavant             Kenneth R. Lowry
James K. Blackburn, IV          Charles D. Haney         Beatrice J. McElroy
Wade Boggs                      W. Gary Harrison         William A. McNairy
James H. Butler                 R. M. Harwell            W. Harwell Murrey
Thomas L. Cardin                Morris Ed Harwell        Stephen F. Speer
Joyce F. Chaffin                James Rand Hayes         Bill Yancey
Parmenas Cox                    William R. Horne
Robert M. Curry                 Glen Lamar

IF YOU DESIRE TO VOTE AGAINST ANY ONE OR ALL OF THE INDIVIDUALS
LISTED ABOVE, SIMPLY STRIKE THROUGH HIS OR HER NAME.

(2)  To approve the First Pulaski National Corporation 1997
Stock Option Plan.
         [  ]  FOR               [   ] AGAINST         [  ]  ABSTAIN

(3)  Ratification of the selection of Putman and Hancock,
Certified Public Accountants, for professional services for the current year:
         [  ]  FOR               [   ] AGAINST         [  ]  ABSTAIN

(4) Whatever other business may be brought before the meeting or any adjournment or adjournments thereof. Management at present knows of no other business to be presented at the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT UNLESS OTHERWISE INDICATED BELOW.

TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS
AT ANNUAL MEETING.   CHECK BLOCK.    [  ]

The management recommends a vote of "FOR" each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS
EXERCISE.

IN WITNESS WHEREOF, I have hereunto set my hand this the _____ day of ________________________, 1997.

Number of shares:________

___________________________________

___________________________________
Signature of Shareholder(s), including
title when signing as attorney, executor administrator, trustee, guardian or corporate officer. All co-owners must sign.